                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Coinmach Laundry Corporation
         ------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


Notes:

                          COINMACH LAUNDRY CORPORATION
 [ L O G O ]                     55 Lumber Road
                             Roslyn, New York 11576

Dear Stockholder:

          On behalf of the Board of Directors of Coinmach Laundry Corporation, I cordially invite you to attend the Annual Meeting of Stockholders which will be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina on Tuesday, July 28, 1998 at 1:00 p.m. eastern standard time.

          I look forward to greeting you personally. The accompanying Proxy Statement describes the matters to be acted on at the meeting, and I urge you to read it carefully.

          At the meeting, you will be asked to vote on the matters described in the accompanying Notice and Annual Meeting and Proxy Statement, which include election of three directors, an amendment to the Company's charter increasing the number of authorized shares of common stock, an amendment to the Company's charter increasing the number of authorized shares of preferred stock, the adoption of an employee incentive stock purchase plan and the appointment of Ernst & Young LLP as the Company's independent public accountants.

          It is important that your shares be represented at the meeting regardless of the number of shares you may hold or whether or not you plan to attend in person. In order for your vote to be counted, you must sign, date and return the enclosed proxy card in the envelope provided or attend the meeting in person. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy. Whether or not you plan to attend in person, I urge you to sign and return the enclosed proxy card promptly.

                                                     Sincerely,


                                                     Stephen R. Kerrigan
                                                     Chairman of the Board
                                                     and Chief Executive Officer

Roslyn, New York
June 30, 1998

[L O G O]                  COINMACH LAUNDRY CORPORATION
                                 55 Lumber Road
                             Roslyn, New York 11576

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 28, 1998

                               -------------------

TO THE STOCKHOLDERS OF COINMACH LAUNDRY CORPORATION:

          NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Coinmach Laundry Corporation (the "Company") will be held on Tuesday, July 28, 1998, at 1:00 p.m., eastern standard time, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina for the following purposes:

          (1) To elect three Class II directors of the Company to serve for the term expiring at the 2001 annual meeting of stockholders of the Company;

          (2) To approve an amendment to the Company's charter increasing the number of authorized shares of Class A common stock;

          (3) To approve an amendment to the Company's charter increasing the number of authorized shares of Series Preferred Stock;

          (4) To approve the 1998 Employee Stock Purchase Plan;

          (5) To confirm the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year commencing April 1, 1998; and

          (6) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          NOTICE IS FURTHER GIVEN that the Company's Board of Directors has fixed June 5, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the Annual Meeting, at the office of the Secretary of the Company at the above address.

          If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage or bank statement or a letter from the nominee confirming your beneficial ownership of your shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name. Whether or not you plan to attend the Annual Meeting, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE.

          The annual report of the Company on Form 10-K for the fiscal year ended March 31, 1998 is being mailed to all stockholders of record and accompanies the Proxy Statement to which this notice is attached.

                                              By Order of the Board of Directors
                                              Robert M. Doyle
                                              Secretary

Roslyn, New York
June 30, 1998

                          COINMACH LAUNDRY CORPORATION
                                 55 Lumber Road
                             Roslyn, New York 11576

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 28, 1998

                              -------------------

                                 PROXY STATEMENT

                              -------------------

                                --------------

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board " or the "Board of Directors") and management of Coinmach Laundry Corporation, a Delaware corporation, (the "Company") to be voted at the annual meeting of stockholders (the "Annual Meeting"), to be held on July 28, 1998 at 1:00 p.m., eastern standard time, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina and at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

          This Proxy Statement and the enclosed form of proxy were first mailed to stockholders on or about June 30, 1998.

          All expenses incident to the solicitation of proxies, including the costs of preparing, assembling and mailing the proxy solicitation materials, will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in soliciting proxies for a fee of approximately $1,500, plus reimbursement of reasonable out-of-pocket expenses. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be effected by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date (each as hereinafter defined) will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Record Date and Share Ownership

          The Board of Directors has fixed the close of business on June 5, 1998 as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Company has two classes of common stock outstanding: (i) Class A common stock, par value $.01 per share (the "Common Stock"); and (ii) Class B non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock"). Holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 12,687,135 shares of Common Stock issued and outstanding and 480,648 shares of Non-Voting Common Stock issued and outstanding.

Voting and Quorum

          Each share of Common Stock, the only securities of the Company entitled to vote at the Annual Meeting, will be entitled to one vote at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date constitutes a quorum for the transaction of business at the Annual Meeting. Where a quorum is present, the vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote will decide any question voted upon, and the three nominees for director receiving the highest number of votes (i.e., a plurality) will be elected as directors. If any votes are withheld, such withheld votes will be excluded entirely from the vote and will have no effect.

          Abstentions and broker non-votes (as hereinafter defined) are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals and will have no effect on the vote.

Proxies and Revocation of Proxies

          Proxies in the enclosed form are solicited by the Board of Directors in order to provide each stockholder an opportunity to vote on all matters scheduled to be voted upon at the Annual Meeting, whether or not the stockholder attends in person. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld or the holder has elected to abstain and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. In the absence of specific directions, properly executed proxies will be voted "FOR"
(i) the election of the nominees listed below under "ELECTION OF DIRECTORS" as Class II directors of the Company; (ii) the approval of an amendment to the Company's charter increasing the number of authorized shares of Common Stock;
(iii) the approval of an amendment to the Company's charter increasing the number of authorized shares of Series Preferred Stock; (iv) the approval of the 1998 Employee Stock Purchase Plan; and (v) the confirmation of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the current fiscal year. Any stockholder submitting a proxy has the power to revoke the proxy prior to its exercise. A proxy may be revoked (a) by delivering to the Secretary of the Company at or prior to the Annual Meeting an instrument of revocation or a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked or (b) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

                        SECURITY OWNERSHIP OF THE COMPANY

Voting Arrangements

          The Company and each of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR"), the holder of 3,008,402 shares of Common Stock (or approximately 23.7% of the outstanding Common Stock entitled to vote at the Annual Meeting), MCS Capital, Inc. ("MCS"), the holder of 321,869 shares of Common Stock (or approximately 2.5% of the outstanding Common Stock entitled to vote at the Annual Meeting), Mitchell Blatt, the holder of 298,845 shares of Common Stock (or approximately 2.4% of the outstanding Common Stock entitled to vote at the Annual Meeting), President and Fellows of Harvard College ("Harvard"), the holder of 100,273 shares of Common Stock (or approximately 0.8% of the outstanding Common Stock entitled to vote at the Annual Meeting), and Robert M. Doyle, Michael E. Stanky, Charles Prato, James N. Chapman, Michael Marrus, David Tulkop, Russell Harrison, Sash A. and Mary Spencer, the holders of an aggregate of 174,104 shares of Common Stock (or approximately 1.4% of the outstanding Common Stock entitled to vote at the Annual Meeting), are parties to a Voting Agreement, dated July 23, 1996 (the "Voting Agreement"), pursuant to which such stockholders agreed to vote their shares of Common Stock so that the Board of Directors will consist of (i) two persons designated by GTCR (currently Messrs. Rauner and Donnini), (ii) two persons who are officers, employees or members of management of the Company and are designated by the holders of a majority of Common Stock held by executive officers of the Company (currently Messrs. Kerrigan and Blatt), (iii) two persons jointly designated by GTCR and Mr. Kerrigan (currently Mr. Chapman and Dr. Laffer), and (iv) one person designated by GTCR and approved by Mr. Kerrigan (currently Mr. Cerri).

Beneficial Ownership of Common Stock

          The following table sets forth the beneficial ownership of Common Stock as of April 24, 1998, by (i) each director of the Company; (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" below, (iii) each person known by the Company to own more than 5% of the outstanding shares of Common Stock; and (iv) all directors and executive officers as a group. As of April 24, 1998, there were 12,687,135 shares of Common Stock outstanding. No director or executive officer of the Company owns any shares of Non-Voting Common Stock. The Company believes that, except as otherwise stated, the beneficial holders listed below have sole voting and investment power regarding the shares of Common Stock beneficially owned by them.

                                        Amount and Nature of   Percent of
            Beneficial Owner            Beneficial Ownership    Class(1)
            ----------------            --------------------    --------

Golder, Thoma, Cressey, Rauner,              3,008,40(2)          23.7%
Fund IV, L.P.
6100 Sears Tower
Chicago, IL  60606

Strong Capital Management, Inc.             1,530,500(2)          12.1%
100 Heritage Reserve
Menomonee Falls, WI  53051

Capital Group Companies Inc.                1,073,800(3)           8.5%
333 South Hope Street, 52nd Flr.
Los Angeles, CA  90071

J&W Seligman & Co. Inc.                       886,700(4)           7.0%
100 Park Avenue, 8th Floor
New York, NY  10006

Palisade Capital Management                   761,100(5)           6.0%
LLC
One Bridge Plaza, Suite 695
Fort Lee, NJ  07024

Officers and Directors

Stephen R. Kerrigan                           445,110(6)           3.5%

Mitchell Blatt                                358,845(7)           2.8%

Robert M. Doyle                               124,223(8)           1.0%

Michael E. Stanky                              85,155(9)            *

John E. Denson                                  9,046(10)           *

Bruce V. Rauner                             3,008,402(11)         23.7%

David A. Donnini                            3,008,402(12)         23.7%

James N. Chapman                               20,064(13)           *

Arthur B. Laffer                               30,000(14)           *

Stephen G. Cerri                               30,000(15)           *

All Officers and Directors                  4,110,845(16)         31.5%
as a group (10 persons)

     The Company believes that none of the executive officers and directors of the Company have engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission (the "SEC").

-------------------
* Percentage of shares beneficially owned does not exceed 1% of Common Stock utstanding.

1 Share percentage ownership is rounded to nearest tenth of 1% and reflects the effect of dilution as a result of outstanding options to the extent such options are, or within 60 days will become, exercisable. Shares underlying any option which was exercisable on June 5, 1998 or becomes exercisable within the next 60 days are deemed outstanding only for purposes of computing the share ownership and share ownership percentage of the holder of such option.

2 Based on a report on Schedule 13G filed by Strong Capital Management, Inc. ("Strong") with the SEC on March 10, 1998. Strong has sole voting power as to 1,104,050 shares and sole investment power as to 1,530,500 shares.

3 Based on a report on Schedule 13G filed by Capital Group Companies Inc. ("Capital") with the SEC on February 11, 1998. Capital has sole voting power as to 551,700 shares and sole investment power as to 1,073,800 shares. Capital has disclaimed beneficial ownership of all shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended.

4 Based on an amendment to a report on Schedule 13G filed by J&W Seligman & Co. Inc. ("Seligman") with the SEC on February 12, 1998. Seligman has shared voting power as to 886,700 shares and shared investment power as to 886,700 shares. William C. Morris, as the owner of a majority of the outstanding voting securities of Seligman, may be deemed to beneficially own the shares reported to be owned by Seligman.

5   Based on a report on Schedule 13G filed by Palisade Capital Management LLC
   ("Palisade") with the SEC on January 16, 1998.


6 The shares are owned beneficially by MCS Capital Inc. ("MCS"), a corporation controlled by Mr. Kerrigan. Includes shares underlying options held by MCS to purchase an aggregate of 123,241 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options held by MCS to purchase an aggregate of 184,857 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

7 Includes shares underlying options to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $14.00 per share. Does not include shares underlying options to purchase an aggregate of 60,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days. Also includes shares underlying options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 80,000 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

8 Includes shares underlying options to purchase an aggregate of 48,756 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 123,134 shares of Common Stock at an exercise price of $11.90 per share, which are not currently exercisable nor become exercisable within the next 60 days.

9 Includes shares underlying options to purchase an aggregate of 41,409 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 62,112 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days. Also includes shares underlying options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $14.00 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

10 Represents shares underlying options to purchase an aggregate of 9,046 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 17,253 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

11 All such shares are held by GTCR, of which GTCR IV, L.P. ("GTCR IV"), is the general partner. Mr. Rauner is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV. Mr. Rauner disclaims beneficial ownership of such shares.

12 All such shares are held by GTCR, of which GTCR IV is the general partner. Mr. Donnini is a principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV. Mr. Donnini disclaims beneficial ownership of such shares.

13 Includes shares underlying options to purchase an aggregate of 11,503 shares of Common Stock at an exercise price of $11.90 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 17,253 shares of Common Stock at an exercise price of $11.90 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

14 Represents shares underlying options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $14.00 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

15 Represents shares underlying options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $14.00 per share, which options are all currently exercisable. Does not include shares underlying options to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $14.00 per share, which options are not currently exercisable nor become exercisable within the next 60 days.

16 In calculating the shares beneficially owned by executive officers and directors as a group, 3,008,402 shares of Common Stock owned by GTCR and included in the beneficial ownership amounts of each of Messrs. Rauner and Donnini are included only once. In calculating the percentage of shares beneficially owned by executive officers and directors as a group, the shares of Common Stock underlying all options which are currently exercisable or become exercisable within the next 60 days are deemed outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on its review of copies of such Section 16(a) forms received by it and based on written representations from certain persons that no other reports were required to be filed by them, the Company believes that, during the Company's most recently completed fiscal year ended March 31, 1998, all filing requirements applicable to its officers, directors, and ten percent stockholders were complied with.

                              ELECTION OF DIRECTORS

          The Board is divided into three classes of directors. Each class of directors is elected to serve for a term of three years, so that the terms of office of approximately one-third of the directors will expire each year. At the Annual Meeting, three directors are to be elected in Class II to hold office until the 2001 annual meeting of stockholders or until their successors are elected and qualified. The persons designated as nominees for election as directors in Class II are Dr. Arthur B. Laffer, Stephen G. Cerri and James N. Chapman. Each of such nominees is currently a director of the Company.

          Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, the Board may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

          Certain information with respect to each of the nominees and directors relating to principal occupations and directorships, and the approximate number of shares of Common Stock beneficially owned by them, directly or indirectly, has been furnished to the Company by such nominees and directors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES AS CLASS II DIRECTORS OF THE COMPANY.


               Name, Principal Occupation for the Past                  Director
                      Five Years, Directorships               Age         Since
             -------------------------------------------      ---        -------

                    CLASS II DIRECTOR NOMINEES FOR
                         TERM EXPIRING IN 2001

Dr. Arthur B. Laffer. Dr. Laffer                              58           1996
has been a director of the
Company since September 1996.
Dr. Laffer is a director of
Mastec, Inc., Nicholas Applegate
Mutual Funds, Nicholas Applegate
Growth Equity Funds and United
States Filter Corporation. Dr.
Laffer has been Chairman and
Chief Executive Officer of
Laffer Associates, an economic
consulting firm, since 1979,
Chief Executive Officer of
Calport Asset Management, Inc.,
a money management firm, since
1992 and Chief Executive Officer
of Laffer Advisors, Inc., a
subsidiary of Laffer Associates
and a registered broker-dealer
and investment advisor since
1985.

               Name, Principal Occupation for the Past                         Director
                      Five Years, Directorships                          Age     Since
             -------------------------------------------                 ---    -------
Stephen G. Cerri. Mr. Cerri has been a                                   63       1996
director of the Company since September
1996. Mr. Cerri has been Chairman and Chief
Executive Officer of Alinabal Holdings
Corporation, manufacturer of electro-
mechanical and mechanical products, since
November 1987 and a consultant with
Capstone Management Resources, Inc., a firm
which provides consulting services to
clientele involved in leveraged
transactions.

James N. Chapman. Mr. Chapman has been a                                 37       1995
director of the Company since April 1995.
Mr. Chapman is presently a Vice President-
Investment Banking with The Renco Group,
Inc., a private holding company. Mr.
Chapman was a Principal of Fieldstone
Private Capital Group, L.P. a financial
services company, from its inception in
1990 to May 1996. Mr. Chapman was a
director of Coinmach Corporation, a wholly-
owned subsidiary of the Company
("Coinmach") from November 1995 to November
1996 and a director of The Coinmach
Corporation ("TCC") TCC, from January 1995
to November 1995.

                  INCUMBENT CLASS I DIRECTORS WHOSE
                         TERMS EXPIRE IN 2000

Stephen R. Kerrigan. Mr. Kerrigan has been                               44       1995
Chief Executive Officer of the Company
since April 1996 and of Coinmach since
November 1995. Mr. Kerrigan was President
and Treasurer of Solon Automated Services,
Inc. ("Solon") and the Company from April
1995 until April 1996, and Chief Executive
Officer of TCC from January 1995 until
November 1995.1 Mr. Kerrigan has been a
director and Chairman of the Board of the
Company since April 1995 and of Coinmach
since November 1995. Mr. Kerrigan was a
director of TCC from January 1995 to
November 1995 and a director of Solon from
April 1995 to November 1995. Mr. Kerrigan
served as Vice President and Chief
Financial Officer of TCC's predecessor,
Coinmach Industries Co., L.P. from 1987
until 1994. Mr. Kerrigan was an executive
officer of CIC I Acquisition Corp. ("CIC"),
which filed a voluntary petition for
reorganization under Chapter 11 of the
United States Bankruptcy Code in 1993 and
thereafter emerged from bankruptcy in 1994.

--------------------
1 On November 30, 1995, TCC merged with and into Solon (the "Merger") and entered into a series of refinancing transactions, whereupon the surviving corporation changed its name to "Coinmach Corporation." Coinmach Corporation is the principal operating subsidiary of the Company.



               Name, Principal Occupation for the Past                     Director
                      Five Years, Directorships                 Age         Since
             -------------------------------------------        ---        -------
David A. Donnini. Mr. Donnini has been a                        33           1995
director of the Company since April 1995.
Mr. Donnini was a director of Coinmach from
November 1995 to November 1996 and a
director of TCC from January 1995 to
November 1995. Mr. Donnini has been a
Principal of GTCR since 1993. From 1991 to
1993, Mr. Donnini was an Associate with
GTCR. Mr. Donnini also serves as a director
of Polymer Group, Inc .

                    INCUMBENT CLASS III DIRECTORS
                      WHOSE TERMS EXPIRE IN 1999

Mitchell Blatt. Mr. Blatt has been                              46           1995
President and Chief Operating Officer of
the Company since April 1996 and of
Coinmach since November 1995. Mr. Blatt was
the President and Chief Operating Officer
of TCC from January 1995 to November 1995.
Mr. Blatt has been a director of the
Company and Coinmach since November 1995.
Mr. Blatt joined TCC as Vice President-
General Manager in 1982 and was Vice
President and Chief Operating Officer from
January 1988 to February 1994. Mr. Blatt
was an executive officer of CIC, which
filed a voluntary petition for
reorganization under Chapter 11 of the
United States Bankruptcy Code in 1993.

Bruce V. Rauner. Mr. Rauner has been a                          42           1995
director of the Company since April 1995.
Mr. Rauner was a director of Coinmach from
November 1995 to November 1996 and a
director of TCC from January 1995 to
November 1995. Mr. Rauner has been a
Principal and General Partner with GTCR
since 1984, where he is responsible for
originating and making new investments,
monitoring portfolio companies and
recruiting and training associates. Mr.
Rauner serves as a director of Metamor
Worldwide, Inc., Esquire Communications
Ltd., Lason Systems, Inc., Polymer Group,
Inc., Province Healthcare Company and
Dynacare Corp.

Meetings and Committees of the Board of Directors

Committees of the Board

          The Board has three standing committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Plan Administration and Compensation Committee. During the past fiscal year, the Board established three temporary additional committees, a Pricing Committee, a Special Review Committee and a Special Transactions Committee, for the specific purposes described below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

     Audit Committee. The Audit Committee is charged with recommending the appointment of the Company's independent auditors, consulting with the independent auditors and reviewing the results of internal audits, independent audits, and the audit report with the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company, as it deems necessary. The members of the Audit Committee are Dr. Laffer and Messrs. Cerri and Chapman.

          Compensation Committee. The Compensation Committee reviews and recommends to the Board the compensation of executive officers and the adoption of any compensation plans in which executive officers are eligible to participate. The members of the Compensation Committee are Dr. Laffer and Messrs. Donnini and Cerri.

          Plan Administration and Compensation Committee. The Plan Administration and Compensation Committee administers the Company's Second Amended and Restated 1996 Employee Stock Option Plan (the "Option Plan") and reviews and recommends to the Board the awards or grants to be made thereunder. The committee will also administer the 1998 Employee Stock Purchase Plan if adopted by the stockholders of the Company at the Annual Meeting. The members of the Plan Administration and Compensation Committee are Messrs. Donnini and Rauner.

          Temporary Special Committees.

          The Pricing Committee was established by the Board in October 1997 prior to consummation of the Company's secondary offering in December 1997 of in excess of 4 million shares of Common Stock at an offering price of $19.75 per share (the "Secondary Offering") for purposes of approving the timing and the final terms and conditions of the offering of Common Stock. The members of the Pricing Committee were Messrs. Kerrigan and Donnini.

          The Special Review Committee was established by the Board in May 1997 as a sub-committee of the Compensation Committee to review certain specific issues relating to the historical and current compensation of certain members of senior management of the Company. The Special Review Committee made certain recommendations to the Compensation Committee resulting in grants of certain stock options to Messrs. Blatt and Doyle and amendments to certain options agreements between the Company and each of MCS Capital, Inc. (an entity controlled by Mr. Kerrigan) and Messrs. Doyle and Blatt providing for immediate vesting of all outstanding stock options granted under such agreements upon a "change of control" of the Company. See "EXECUTIVE COMPENSATION--Employment Agreements--Change in Control Arrangements - Stock Options". The members of the Special Review Committee were Messrs. Donnini and Rauner.

          The Special Transactions Committee was established by the Board in June 1997 for the purpose of (i) engaging a financial advisor to entertain proposals and advise the Board regarding possible investments in the Company and
(ii) reviewing and evaluating any such potential transactions and making a recommendation with respect thereto to the Board. After having evaluated such potential transactions and having determined not to pursue any such transactions, the Special Transaction Committee was disbanded. The members of the Special Transaction Committee were Messrs. Donnini and Chapman.

Compensation of Directors

          Directors receive no cash remuneration for their service as directors, other than reimbursement of reasonable travel and related expenses for attendance at Board meetings. Each of Messrs. Cerri and Laffer, upon becoming directors of the Company, were granted options to purchase 60,000 shares of Common Stock at exercise prices equal to the fair market value of Common Stock on the date of grant, which options vest in four equal annual installments commencing on the date of grant. The Company paid Mr. Chapman, a director of the Company, certain fees during the past fiscal year for general financial advisory and investment banking services. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Management and Consulting Services".

Attendance at Board of Directors Meetings

          During the fiscal year ended March 31, 1998, the Board of Directors of the Company held two regularly scheduled meetings. The Compensation Committee and the Plan Administration and Compensation Committee each met twice during the past fiscal year. Each of the Audit Committee, Special Review Committee and Special Transaction Committee met once during the past fiscal year. Each director who is standing for re-election attended all meetings of the Board and of the committees of the Board on which they served.

                               EXECUTIVE OFFICERS

          The following table sets forth certain information regarding the executive officers of the Company:

            Name         Age                           Title
            ----         ---                           -----
Stephen R. Kerrigan       44     Chairman of the Board and Chief Executive Officer, Director

Mitchell Blatt            46     President, Chief Operating Officer, Director

Robert M. Doyle           41     Chief Financial Officer, Senior Vice President, Treasurer,
                                 Secretary

John E. Denson            60     Senior Vice President-- Corporate Development

Michael E. Stanky         46     Senior Vice President

          For additional information regarding Messrs. Kerrigan and Blatt see "ELECTION OF DIRECTORS" above.

          Mr. Doyle has been Chief Financial Officer, Senior Vice President, Treasurer and Secretary of the Company since April 1996 and of Coinmach since November 1995. Mr. Doyle has been a director of Coinmach since November 1995. Mr. Doyle served as Vice President, Treasurer and Secretary of TCC from January 1995 to November 1995. Mr. Doyle joined Coinmach's predecessor in 1987 as Controller. In 1988, Mr. Doyle became Director of Accounting, and was promoted in 1989 to Vice President and Controller. Mr. Doyle was an executive officer of CIC which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1993.

          Mr. Denson has been Senior Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Denson was Senior Vice President, Finance of Solon from June 1987 until November 1995. Mr. Denson has served as an officer of Solon under various titles since 1973, and served as a director and Co- Chief Executive Officer of Solon from November 1994 to April 1995.

          Mr. Stanky has been Senior Vice President of the Company since April 1996 and of Coinmach since November 1995. Mr. Stanky was a Senior Vice President of Solon from July 1995 to November 1995. Mr. Stanky served Solon in various capacities since 1976, and in 1985 was promoted to Area Vice President responsible for Solon's South-Central Region. Mr. Stanky served as a Co-Chief Executive Officer of Solon from November 1994 to April 1995.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for all services rendered in all capacities for the fiscal years ended March 29, 1996, March 28, 1997 and March 31, 1998. In connection with the Merger, Solon and Coinmach Industries Co., L.P., predecessors of the Company, changed their fiscal years from September 30, 1995 and December 31, 1995, respectively, to the last Friday in March 1996. Accordingly, (i) fiscal years prior to March 28, 1997 have been restated to conform such periods to fiscal years ending the last Friday in March, and (ii) compensation for the Named Executive Officers has been adjusted to reflect the amount of compensation awarded to, earned by or paid in each of the fiscal periods shown. In March 1998, the Company changed its fiscal year end from the 52 or 53 week period ending on the last Friday of March to the twelve consecutive months ending March 31.

                                                                                 Long-term
                                              Annual Compensation                Compensation
                                    ----------------------------------------   -----------------
                                                                                 Common Stock
                                                             Other Annual         Underlying
       Name and           Fiscal     Salary      Bonus       Compensation           Options            All other
  Principal Position       Year        ($)        ($)             ($)                 (#)            Compensation
-----------------------  --------   ---------  ---------   -----------------   -----------------   -----------------
Stephen R. Kerrigan        1998     350,000      400,000        83,870(1)             __               1,929(7)
  Chief Executive          1997     330,841      400,000        97,161(2)           308,098(3)         1,875(7)
  Officer                  1996     290,000       91,250          __                  __               2,140(8)


Mitchell Blatt             1998     268,530      280,000        62,680(4)           100,000            2,073(7)
  President, Chief         1997     238,942      112,000        59,673(5)           100,000            1,875(7)
  Operating Officer        1996     215,000       91,250          __                  __               2,122(8)


Robert M. Doyle            1998     169,438      175,000          __                100,000            2,030(7)
  Chief Financial          1997     149,997       62,500          __                 71,890            1,875(7)
  Officer                  1996     110,577       25,000          __                  __               1,334(8)


John E. Denson             1998     125,000       30,000        51,991(6)             __               1,586(7)
  Senior Vice              1997     125,859       25,000          __                 28,756            1,149(7)
  President                1996     125,300           __          __                  __               1,083(9)


Michael E. Stanky          1998     164,793      175,000          __                  __               2,145(7)
  Senior Vice              1997     150,500       37,500          __                153,521            1,188(7)
  President                1996     141,425           __          __                  __               1,253(9)

-------------------

1 Includes $45,393 in forgiven indebtedness; $3,750 in interest, calculated at a rate of 7.5% per annum on a loan made by the Company to Mr. Kerrigan; $26,593 for reimbursement of certain out-of-pocket relocation expenses; $3,643 in automobile allowances; $3,335 in club membership fees; and $1,156 in life insurance premiums paid by the Company on behalf of Mr. Kerrigan.

2 Includes $45,109 in forgiven indebtedness; $3,750 in interest, calculated at a rate of 7.5% per annum, on a loan made by the Company to Mr. Kerrigan; $40,385 for reimbursement of certain out-of-pocket relocation expenses; $4,554 in automobile allowances; $2,424 in club membership fees; and $939 in life insurance premiums paid by the Company on behalf of Mr. Kerrigan.

3   Options are held by MCS, a corporation controlled by Mr. Kerrigan.

4 Includes $45,393 in forgiven indebtedness, $3,687 in automobile allowances; $12,700 in club membership fees; and $900 in life insurance premiums paid by the Company on behalf of Mr. Blatt.

5 Includes $45,109 in forgiven indebtedness; $4,231 in automobile allowances; $9,600 in club membership fees; and $733 in life insurance premiums paid by the Company on behalf of Mr. Blatt.

6 Includes $1,520 in imputed interest, calculated at a rate of 9.5% per annum, on an interest free loan made by the Company to Mr. Denson; $48,691 for reimbursement of certain out-of-pocket relocation expenses; $796 in automobile allowances; and $984 in life insurance premiums paid by the Company on behalf of Mr. Denson.

7 Represents matching contributions made by the Company to the Profit Sharing Plan.

8   Represents matching contributions made by TCC to the Profit Sharing Plan.

9 Represents matching contributions made by Solon to the Solon Retirement Savings Plan.

Employment Contracts

    Employment Agreements of Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle. On January 31, 1995, TCC and each of Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle (each, a "Senior Manager"), entered into Senior Management Agreements (collectively, the "Senior Management Agreements"). In connection with the Merger, the obligations of TCC under the Senior Management Agreements were assumed by Coinmach and certain amendments to such agreements were effected pursuant to the Omnibus Agreement, dated as of November 30, 1995 (the "Omnibus Agreement"). The Senior Management Agreements provide for annual base salaries of $225,000, $225,000 and $100,000 for each of Messrs. Kerrigan, Blatt and Doyle, respectively, which amounts are reviewed annually by the Board. During the past fiscal year, the Compensation Committee approved increases in annual base salaries for each of Messrs. Blatt and Doyle to $300,000 and $175,000, respectively. The Board, in its sole discretion, may grant each Senior Manager an annual bonus. Each Senior Management Agreement is terminable at the will of the Senior Managers or at the discretion of the Board. Senior Managers are entitled to severance pay upon termination of their employment. If employment is terminated by the Company without Cause (as defined in the Senior Management Agreements) and no event of default has occurred under any bank credit facility to which the Company is a party, Senior Managers are entitled to receive severance pay in an amount equal to 1.5 times their respective annual base salaries then in effect, payable in 18 equal monthly installments. If employment is terminated by the Company and an event of default has occurred and is continuing under any bank credit facility to which the Company is a party, Senior Managers are entitled to receive severance pay in an amount equal to their respective annual base salaries then in effect, payable in 12 equal monthly installments. Under limited circumstances, Senior Managers are entitled to receive half of the severance pay to which they are otherwise entitled if employment with the Company is terminated by them.

    Employment Agreement of John E. Denson. The Company entered into an employment agreement with Mr. Denson, dated as of September 5, 1996, for a term of one year which is automatically renewable each year for successive one-year terms. Such agreement provides for an annual base salary of $110,000, commencing January 1, 1997, which amount is to be reviewed each December by the Board. During the past fiscal year, the Compensation Committee approved an increase in Mr. Denson's annual base salary to $125,000. The Board may, in its discretion, grant Mr. Denson a performance-based annual bonus. The agreement is terminable at the will of Mr. Denson or at the discretion of the Board. Under the terms of such employment agreement, Mr. Denson is entitled to receive severance pay upon termination of employment by the Company without Cause (as defined in such agreement) in an amount equal to the greater of $110,000 or his annual base salary then in effect.

    Employment Agreement of Michael E. Stanky. On July 1, 1995, the Company entered into an employment agreement with Mr. Stanky providing for an annual base salary of $150,000. The terms and conditions of Mr. Stanky's employment agreement are substantially similar to those contained in the Senior Management Agreements. During the past fiscal year, the Compensation Committee approved an increase in Mr. Stanky's annual base salary to $175,000.

    Change in Control Arrangements - Stock Options. In the event of a "change of control" of the Company, all outstanding stock options granted to MCS Capital, Inc. (an entity controlled by Mr. Kerrigan) and Messrs. Doyle and Blatt will become exercisable in full. Pursuant to the applicable stock option agreements, a "change in control" shall occur when (i) the Company at any time ceases to own directly 100% of the capital stock of Coinmach, (ii) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding Golder, Thoma, Cressey, Rauner Inc. or any entity controlled thereby ("GTCR"), is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of Common Stock than is owned by GTCR at such time, (iii) the Board ceases to consist of a majority of the directors of the Company on January 8, 1997 and such other directors (collectively, the "Continuing Directors") whose nomination for election to the Board is recommended by the then Continuing Directors, or (iv) the Company or Coinmach (or any successor of the Company or Coinmach by merger or other business combination) at any time sells all or substantially all of its assets.

Profit Sharing and Retirement Savings Plan

    The Company offers a profit sharing and retirement savings plan (the "Profit Sharing Plan") to all current eligible employees of the Company who have completed one year of service. Pursuant to the Profit Sharing Plan, eligible employees may defer from 2% up to 15% of their salaries up to a maximum level imposed by applicable federal law ($9,500 in 1997). The percentage of compensation contributed to the plan is deducted from each eligible employee's salary and considered tax-deferred savings under applicable federal income tax law. Pursuant to the Profit Sharing Plan, the Company contributes increasing matching contribution amounts, based upon the number of years of service completed by eligible participants, up to a maximum contribution of 1.5% of an eligible employee's salary (subject to the Internal Revenue Code limitation on compensation taken into account for such purpose). Matching contribution percentages range from 5% for one to two years of service up to 25% for five or more years of service, of the amount contributed to the Profit Sharing Plan by the respective eligible employee. Eligible employees become vested with respect to matching contributions made by the Company pursuant to a vesting schedule based upon an eligible employee's years of service. After two years of service, an eligible employee is 20% vested in all matching contributions made to the Profit Sharing Plan. Such employee becomes vested in equal increments thereafter through the sixth year of service, at which time such employee becomes 100% vested. Eligible participants are always 100% vested in their own contributions, including investment earnings on such amounts.

    The Company made the following matching contributions during its fiscal year ended March 31, 1998 to the Named Executive Officers appearing in the Summary Compensation Table above: Mr. Kerrigan $1,929; Mr. Doyle $2,030; Mr. Blatt $2,073; Mr. Denson $2,030; and Mr. Stanky $2,145.

Option Grants in Last Fiscal Year

    The following table sets forth certain information concerning grants of stock options approved by the Plan Administration and Compensation Committee and made during the fiscal year ended March 31, 1998 to each of the Named Executive Officers.

                                       Percentage
                                        of Total                                                   Potential Realizable Value at
                                        Options                         Market                   Assumed Annual Rates of Share
                         Number        Granted to      Exercise       Price Per                    Price Appreciation for Option
                           of          Employees         Price         Share on                          Term ($)1
                         Options       in Fiscal          Per          Date of       Expiration  --------------------------------
         Name            Granted          Year         Share ($)      Grant ($)         Date        0%        5%          10%
         ----            -------       ---------       ---------      ---------       -------      ---        ---         ---
Mitchell Blatt          100,000(2)       36.0%           11.90          21.25         9/05/07     935,000   1,090,452   2,441,239
  President, Chief
  Operating Officer

Robert M. Doyle         100,000(2)       36.0%           11.90          21.25         9/05/07     935,000   1,090,452   2,441,239
  Chief Financial
  Officer

-------------------

1 These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future market performance of Common Stock and the date on which the options are exercised. The values represented in this table may not necessarily be achieved.

2 20,000 shares underlying the option are immediately exercisable, and the remaining shares become exercisable in four equal annual installments commencing on September 5, 1998.

Fiscal Year-End Options and Option Values

    The following table presents certain information relating to the number and value of unexercised stock options beneficially owned by the Named Executive Officers as of March 31, 1998. None of such officers who owned options to purchase Common Stock during the fiscal year ended March 31, 1998 exercised any of such options during such period.

                                             Number of Securities                                Value of Unexercised
                                            Underlying Unexercised                               in-the-Money Options
                                          Options at Fiscal Year End                              at Fiscal Year End
                                                    (#)                                                 ($)1
                                  -------------------------------------------        --------------------------------------------
          Name                      Exercisable          Unexercisable                      Exercisable         Unexercisable
          ----                      -----------          -------------                      -----------         -------------
Stephen R. Kerrigan                 123,241(2)             184,857(2)                          1,136,898          1,705,306
Chief Executive Officer

Mitchell Blatt                       20,000(2)              80,000(2)                            184,500            738,000
President, Chief Operating           40,000(3)              60,000(3)                            285,000            427,500
Officer

Robert M. Doyle                      48,756(2)             123,134(2)                           449,774           1,135,911
Chief Financial Officer

John E. Denson                        9,046(2)              17,253(2)                             83,449            159,159
Senior Vice President

Michael E. Stanky                    41,409(2)              62,112(2)                            381,998            572,983
Senior Vice President                20,000(3)              30,000(3)                            142,500            213,750

1 The value of unexercised in-the-money options, whether or not exercisable, equals the difference between the fair market value of such options at fiscal year-end and the exercise price of such options. The closing price per share of Common Stock as reported on the Nasdaq National Market on March 31, 1998 was $21.125. The exercise price per share of options granted on July 23, 1996 (the "July Options") and options granted on September 5, 1997 (the "September Options") is $11.90. The exercise price per share of options granted on August 8, 1996 is $14.00.

2 These options were granted on July 23, 1996 and September 5, 1997 and are exercisable at an exercise price of $11.90 per share.

3 These options were granted on August 8, 1996 and are exercisable at an exercise price of $14.00 per share.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors, none of the members of which is employed by the Company, reviews, evaluates and approves the structure and implementation of the Company's compensation system for executive officers. The Compensation Committee also determines the form and amount of compensation for the chief executive and other executive officers. Dr. Laffer and Messrs. Cerri and Kerrigan served on the Compensation Committee until November 1, 1996, at which time the Compensation Committee was reconstituted at the direction of the Board of Directors and is presently comprised of Dr. Laffer and Messrs. Cerri and Donnini. The Board also maintains a Plan Administration and Compensation Committee consisting of Messrs. Donnini and Rauner, each of whom qualify as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is authorized to take action with respect to stock option grants under the Option Plan and, if adopted at the Annual Meeting, the 1998 Employee Stock Purchase Plan.

The Executive Compensation Program

          The executive compensation program is a performance and rewards compensation system consisting of base salaries and incentives (annual and long-term) that pay executives for the achievement of levels of performance designed to increase the stockholder value of the Company. The system also enables the Company to hire, retain and motivate high-quality executives who meet the immediate business challenges and improve the performance of the Company and is designed to pay base salaries and provide total compensation opportunities which reward each executive for such executive's contributions to the Company's successes.

          While the Compensation Committee may rely upon quantitative measures or other measurable objective criteria, such as earnings or other indicia of financial performance, in reaching compensation determinations, the Compensation Committee evaluates executive performance and reaches compensation decisions based upon a subjective and careful analysis of each executive's specific contributions to the Company as well as the recommendations of the Company's chief executive officer.

          The Company does not require its officers to own any amount of Common Stock, nor does the Company maintain a stock retention policy for officers. However, it is the Compensation Committee's belief that the substantial voluntary stock ownership position of the Company's executive officers is an extremely strong indication of the alignment of the Company's officers' interest with that of the Company's stockholders.

Base Salaries

          In determining the base salaries of executive officers, the Compensation Committee takes into consideration the level of responsibility and experience of each executive officer and the knowledge and skill required. Each year, the executive's performance is evaluated and any base salary adjustment is based on an evaluation of the individual's performance and contribution. Each year, the chief executive officer makes recommendations with respect to salary adjustments for all executive officers, which recommendations are reviewed, modified where appropriate and approved or rejected by the Compensation Committee. During the past fiscal year, the Compensation Committee approved increases in annual base salaries for each of Messrs. Blatt, Doyle, Stanky and Denson to $300,000, $175,000, $175,000 and $125,000, respectively.

Annual Incentives

          The Compensation Committee granted bonuses to executive officers in recognition of their efforts to position the Company to achieve future growth. For example, in October 1997, the Company successfully completed its issuance of $100 million of 11 3/4% Senior Notes due 2005, and also the refinancing of its existing credit facility. In December 1997, the Company successfully completed the Secondary Offering. Additionally, the Company successfully consummated the acquisition of a significant number of laundry equipment service operators, which contributed to the increase of the Company's installed-machine base by approximately 97% and to the increase in the Company's pro forma revenues by approximately 87%, in each case, since the beginning of the last fiscal year. After reviewing individual performances, the chief executive officer made recommendations with respect to incentive awards. These recommendations were reviewed and, to the extent determined appropriate, approved by the Compensation Committee.

Long-Term Incentives

          At the time of the Secondary Offering, the Board determined that it would be appropriate to begin granting incentive stock options to executive officers and certain key employees. Stock option grants under the Option Plan were made to provide performance-based incentives that reward executives as stockholder value increases. This long-term incentive opportunity is also intended to promote a sense of ownership on the part of executives and key employees and to establish alignment with stockholders. Other than certain stock options grants made to Messrs. Cerri and Laffer, all of the stock options granted outside of the 1996 Stock Option Plan were granted at an exercise price equal to 85% of the fair market value of Common Stock on the date of grant and vest in five equal annual installments commencing on the date of grant. All stock option grants made to

Messrs. Cerri and Laffer and under the 1996 Stock Option Plan were granted at an exercise price equal to the fair market value of Common Stock on the date of grant and vest in equal annual installments over a four or five year period commencing on the date of grant.

Compensation Arrangements

          From time to time, the Company enters into employment contracts or other compensation arrangements with executives. Currently, the Company has employment agreements with Messrs. Kerrigan, Blatt, Doyle, Stanky and Denson and certain other key employees. The employment agreements with Messrs. Stanky and Denson were negotiated in connection with the Company's acquisition of Solon in April 1995. The terms of all such agreements are summarized under the heading "EXECUTIVE COMPENSATION-Employment Contracts."

Compensation of the Chief Executive Officer

          Total compensation (consisting of base salary, annual incentive and long-term incentives) for Stephen R. Kerrigan, the chairman and chief executive officer of the Company, is based on a variety of factors discussed below. A significant factor taken into account by the Compensation Committee in determining Mr. Kerrigan's compensation was Mr. Kerrigan's performance as chief executive officer and his contribution to the Company and its stockholders in the last fiscal year.

          Mr. Kerrigan's annual base salary remained constant in the past fiscal year. The Compensation Committee, however, determined to award Mr. Kerrigan annual incentive compensation in the form of a bonus of $400,000 which was based on Mr. Kerrigan's effective leadership and significant strategic accomplishments during the past fiscal year and on its assessment of Mr. Kerrigan's individual performance and contribution. As of the date of this writing, the Compensation Committee had not yet determined the amount of any bonus or long term incentive compensation to be paid to Mr. Kerrigan for his performance during the past fiscal year.

Impact of Section 162(m) of the Code

          The Committee notes that Section 162(m) of the Code limits, in most circumstances, the deductibility of certain compensation, including stock-based compensation, in excess of $1 million paid to top executives by public companies. The Company does not believe Section 162(m) of the Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. None of the compensation paid to the executive officers named in the Summary Compensation Table exceeded the threshold for deductibility under Section 162(m). See "EXECUTIVE COMPENSATION - Summary Compensation Table" above. The Option Plan and the 1998 Employee Stock Purchase Plan are intended to comply with Section 162(m) and, therefore, awards under each of such plans are anticipated to qualify for the corporate tax deduction. The Compensation Committee reviews the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with
Section 162(m).

The Compensation Committee

David A. Donnini
Dr. Arthur B. Laffer
Mr. Stephen G. Cerri

Stock Performance Graph

          The graph below compares the percentage changes in the Company's cumulative total stockholder return from July 23, 1996 through March 31, 1998 (the last day that the Nasdaq National Market was open during the Company's 1998 fiscal year) with the cumulative total return of the NASDAQ Composite Index and the Russell 2000 Index for the same periods. This graph assumes the investment of $100 in Common Stock, the NASDAQ

Composite Index and the Russell 2000 Index on July 23, 1996, the date of the initial public offering of the Company, and the reinvestment of all dividends.

          [INSERT GRAPH]


                                     July       Sept.       Dec.        Mar.       June        Sept.       Dec.        Mar.
                                      23,        30,         31,         27,        27,         26,         26,         31,
                                     1996       1996        1996        1997       1997        1997        1997        1998
                                     ----       ----        ----        ----       ----        ----        ----        ----

Coinmach Laundry Corporation         $100       $144        $124        $121         --          --         --          --

NASDAQ Composite Index               $100       $111        $116        $114         --          --         --          --

Russell 2000 Index                   $100       $107        $112        $108         --          --         --          --

Compensation Committee Interlocks and Insider Participation

          During the fiscal year ended March 31, 1998, the Compensation Committee was comprised of Dr. Laffer and Messrs. Cerri and Donnini. None of Dr. Laffer or Messrs. Cerri and Donnini have been an employee or officer of the Company or any of its subsidiaries. Mr. Donnini is principal of Golder, Thoma, Cressey, Rauner, Inc., the general partner of GTCR IV.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management and Consulting Services

          During the last fiscal year, the Company paid Mr. Chapman, a director of the Company, $120,000 in 12 equal monthly installments of $10,000 per month for general financial advisory and investment banking services. Additionally, the Company paid Mr. Chapman a fee of $200,000 in October 1997 for services provided in connection with the Company's issuance of $100 million 11 3/4% Senior Notes due 2005.

Registration Rights Agreement

          The Company and GTCR, MCS and Messrs. Blatt, Doyle, Stanky and Chapman are parties to a registration rights agreement, dated July 26, 1995 (the "Company Registration Agreement"), pursuant to which the Company granted such parties certain rights with respect to the registration under the Securities Act, for resale to the public, of their respective Registrable Securities (as defined in the Company Registration Agreement). The Company Registration Agreement provides that, among other things, GTCR has the right to "demand" registrations under the Securities Act with respect to all or a portion of GTCR's Registrable Securities. The Company Registration Agreement also provides for customary provisions regarding the priority among holders of securities with respect to the number of shares to be registered pursuant to any demand or piggyback registration and indemnification by the Company of the holders of Registrable Securities.

Certain Loans to Members of Management

          As of April 24, 1998, Mr. Kerrigan (directly and indirectly through MCS, an entity controlled by Mr. Kerrigan) and Mr. Blatt owed the Company $606,074 and $131,074, respectively, plus interest accrued thereon. During the last fiscal year, the largest aggregate amount owed to the Company by Mr. Kerrigan (directly and indirectly through MCS) and Mr. Blatt equalled $672,620 and $172,620, respectively, plus interest accrued thereon. The indebtedness of each of MCS and Mr. Blatt is evidenced by (i) two promissory notes dated January 31, 1995 in the original principal amount of $140,000; (ii) two promissory notes dated July 26, 1995 in the original amount of $52,370; and (iii) two promissory notes dated May 3, 1996 in the original amount of $21,797. Each such note accrues interest at a rate of 8% per annum and was delivered to the Company in connection with the purchase of Company securities by MCS and Mr. Blatt. The promissory notes dated January 31, 1995 are payable in four equal annual installments commencing on January 31, 1996. The promissory notes dated July 26, 1995 and May 3, 1996 are payable in eight equal annual installments commencing on July 26, 1996 and May 3, 1998, respectively. During the last fiscal year, the Company forgave the repayment of approximately $45,393 by each of MCS and Mr. Blatt, which amounts represent the aggregate amount of the second installment of principal and interest owed by MCS and Mr. Blatt under the notes dated January 31, 1995 and July 26, 1995.

          In connection with Coinmach's establishment of a corporate development office in Charlotte, North Carolina and the relocation of Messrs. Kerrigan and Denson to such office in September 1996 and March 1997, respectively, Coinmach extended loans to each of Messrs. Kerrigan and Denson in the principal amounts of $500,000 and $80,000, respectively. The loan to Mr. Denson (the "Denson Loan") is an interest free demand loan that is secured by certain real property owned by Mr. Denson. The loan to Mr. Kerrigan (the "Kerrigan Loan") provided for the repayment of principal and interest in five equal annual installments commencing in July 1997 (each payment date, a "Payment Date") and accrual of interest at a rate of 7.5% per annum. During the last fiscal year, the Board determined to extend the Kerrigan loan an additional five years providing for repayment of outstanding principal and interest in equal annual installments ending July 2006. The Kerrigan Loan provides that payments of principal and interest will be forgiven on each Payment Date provided that Mr. Kerrigan is employed by Coinmach on such Payment Date. If Mr. Kerrigan ceases to be employed by Coinmach for a reason other than (i) a change in control of Coinmach, (ii) the death or disability of Mr. Kerrigan while employed by Coinmach, or (iii) cause (as defined in the Kerrigan Loan) (each, a "Termination Event"), then all outstanding amounts due under the Kerrigan Loan will be forgiven as of the date of the Termination Event. If Mr. Kerrigan's employment is terminated upon the occurrence of any event that is not a Termination Event, then all outstanding amounts due under the Kerrigan Loan will become due and payable within 30 business days following the termination of Mr. Kerrigan's employment.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

              The Board of Directors has unanimously adopted a resolution approving and recommending to the stockholders for their adoption an amendment to ARTICLE FOUR of the Company's Third Amended and Restated Certificate of Incorporation, which amendment would increase the number of the Company's authorized Common Stock from 15,000,000 to 35,000,000 shares. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued by the Board of Directors in its discretion for any proper corporate purpose, would have the same rights and privileges as the shares of Common Stock currently outstanding. These additional shares could be issued without further action by stockholders, unless required by applicable law or NASDAQ rules. Holders of shares of Common Stock do not have any preemptive rights.

              The Board of Directors believes that the increase in the number of shares of authorized Common Stock will be advantageous to the Company and its stockholders as it will provide the Company with added flexibility in obtaining financing, consummating mergers and acquisitions, engaging in transactions involving the issuance of capital stock, such as issuances under employee benefit plans, and other proper corporate purposes, in each case, without the expense and delay of a special stockholders' meeting for each such issuance. The Board of Directors has no present intention or commitment to issue any of the proposed additional shares of Common Stock.

              Although the Board has no present intention of issuing any of the proposed additional shares of Common Stock, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would deter or make more costly or difficult a takeover or other effort to take control of the Company. The Board of Directors is not aware of any pending effort to obtain control of the Company. Depending upon the terms pursuant to which any additional shares of Common Stock were issued, such issuance could also reduce the percentage ownership interests of existing holders of Common Stock and potentially dilute the book value of outstanding shares of Common Stock.

              As of April 24, 1998, 12,687,135 of the 15,000,000 shares of
Common Stock currently authorized were issued and outstanding and 2,078,694 shares of Common Stock were reserved for issuance (including shares reserved for issuance upon conversion of the Non-Voting Common Stock, shares reserved for issuance upon conversion of certain indebtedness of the Company, shares reserved for issuance pursuant to the Option Plan and shares reserved for issuance pursuant to certain stock options granted to members of management and others).

              The Board of Directors unanimously recommends that the stockholders vote "FOR" approval of the amendment to the Company's charter to increase the number of authorized shares of Common Stock.

             PROPOSAL TO INCREASE AUTHORIZED SERIES PREFERRED STOCK

              The Board of Directors has unanimously adopted a resolution approving and recommending to the stockholders for their adoption and approval an amendment to ARTICLE FOUR of the Company's Third Amended and Restated Certificate of Incorporation, which amendment would increase the number of the Company's authorized Series Preferred Stock from 1,000,000 to 10,000,000 shares. The additional shares of Series Preferred Stock for which authorization is sought would be part of the existing class of Series Preferred Stock and would be issuable upon the authorization of the Board of Directors in one or more series, each having such designations, powers, preferences and rights, including, without limitation, dividend rates, conversion prices, voting rights, redemption prices and maturity dates and such qualifications, restrictions and limitations as may be fixed by the Board of Directors in accordance with the provisions of the Company's Third Amended and Restated Certificate of Incorporation, as amended, and as permitted by Delaware law. These additional shares could be issued without further action by stockholders unless required by applicable law or the rules of any stock exchange on which such shares may be listed.

              The Board of Directors believes that the increase in the number of shares of authorized Common Stock will be advantageous to the Company and its stockholders as it will provide the Company with added flexibility in obtaining financing, consummating mergers and acquisitions, engaging in transactions involving the issuance of capital stock and other proper corporate purposes, in each case, without the expense and delay of a special stockholders' meeting for each such issuance.

              As of April 24, 1998, none of the 1,000,000 shares of Series Preferred Stock currently authorized were issued and outstanding or reserved for issuance. The Board of Directors has no present intention or commitment to issue any shares of Series Preferred Stock. Series Preferred Stock could be issued in one or more transactions that would deter or make more costly or difficult a takeover or other effort to take control of the Company. The Board of Directors is not aware of any pending effort to obtain control of the Company.

              The Board of Directors unanimously recommends that the stockholders vote "FOR" approval of the amendment to the Company's charter to increase the number of authorized shares of Series Preferred Stock.

             PROPOSAL TO ADOPT THE 1998 EMPLOYEE STOCK PURCHASE PLAN

          The 1998 Employee Stock Purchase Plan is being submitted for approval by the stockholders of the Company.

          At a meeting on __________________, 1997, the Board approved the 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), subject to stockholder approval. If approved by the stockholders of the Company at the Annual Meeting, the Employee Stock Purchase Plan is intended to become effective during the fiscal year ended March 31, 1999 or such later date as determined by the Board of Directors. A copy of the Employee Stock Purchase Plan is attached as Exhibit A to this Proxy Statement. Set forth below is a summary of the principal terms of the Employee Stock Purchase Plan, which should be reviewed carefully by stockholders prior to voting on this proposal. This summary is not complete and is qualified in its entirety by reference to the Employee Stock Purchase Plan.

          The Employee Stock Purchase Plan will be administered by the Plan Administration and Compensation Committee. The Plan Administration and Compensation Committee, subject to the provisions of the Employee Stock Purchase Plan, has the power to construe the Employee Stock Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the Employee Stock Purchase Plan as it may deem appropriate. The Board may, from time to time, adopt amendments to the Employee Stock Purchase Plan without the approval of the Company's stockholders, so long as any amendment does not increase the total number of shares to be offered under the Employee Stock Purchase Plan or provide for participation by employees of any entity other than the Company or any subsidiary of the Company. The Board may not adopt any amendment to the Employee Stock Purchase Plan which would affect the Employee Stock Purchase Plan's qualification under the Code or cause Rule 16b-3 to be inapplicable to the Employee Stock Purchase Plan.

Description of the Employee Stock Purchase Plan

          The Employee Stock Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Company and designated subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Employee Stock Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. Under the Employee Stock Purchase Plan, eligible participating employees (each a "Participant") may authorize the Company to deduct amounts from their base salary, which amounts are used to purchase Common Stock through the exercise of stock options. No directors of the Company will be eligible to participate in the Employee Stock Purchase Plan unless they are also full-time salaried employees of the Company or one of its designated subsidiaries.

          The Employee Stock Purchase Plan provides that the Company may issue up to 1,000,000 shares of Common Stock pursuant to the exercise of non-transferable options granted to Participants. The Common Stock subject to the options under the Employee Stock Purchase Plan includes shares of the Company's authorized but unissued Common Stock, or previously issued shares acquired by the Company and held in its treasury. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, reorganization, combination, liquidation, stock dividend or similar transactions.

          The Employee Stock Purchase Plan may be terminated at any time by the Company's Board of Directors. Any such termination, however, will not affect options then outstanding under the Employee Stock Purchase Plan. If at any time shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among Participants pro rata, in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. Upon termination of the Employee Stock Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to Participants without interest.

          All employees are eligible to participate in the Employee Stock Purchase Plan; provided, however, that the Plan Administration and Compensation Committee may exclude from eligibility any employee (i) who has been employed by the Company or its designated subsidiaries for less than two full years prior to the first business day of an Offering Period (defined below), (ii) whose customary employment with the Company or its designated subsidiaries is for (A) not more than five months in any calendar year or (B) 20 hours or less per week, or (iii) meets the criteria of Highly Compensated Employees (as defined in Section 414(q) of the Code). Participants may not be granted an option under the Employee Stock Purchase Plan if after the granting of the option such Participant would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Company and its subsidiaries.

          An eligible employee electing to participate in the Employee Stock Purchase Plan must deliver to the Company, at least 30 business days before the beginning date of the next succeeding Offering Period, a subscription agreement authorizing an amount (a whole percentage not more than 10% of the eligible employee's base compensation) to be deducted by the Company from the Participant's salary and authorizing the purchase of shares of Common Stock for the Participant in each Offering Period in accordance with the terms of the Employee Stock Purchase Plan. Unless a Participant files a new authorization or withdraws from the Employee Stock Purchase Plan, the deductions and purchases under the authorization the Participant has on file under the Employee Stock Purchase Plan will continue from the initial Offering Period to succeeding Offering Periods as long as the Employee Stock Purchase Plan remains in effect. Any election by a Participant to increase or decrease the authorized deduction from compensation during an Offering Period, will become effective in the next succeeding Offering Period, provided that the Participant delivers to the Company a replacement subscription agreement at least fifteen (15) business days prior to the end of the then current Offering Period. A Participant may withdraw from the Employee Stock Purchase Plan, in whole but not in part, at any time prior to the last business day of each Offering Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the Participant's deductions not previously used to purchase Common Stock under the Employee Stock Purchase Plan. In no event may any Participant have payroll deductions made for any Offering Period which would result in aggregate deductions in excess of $15,000 for the calendar year containing such Offering Period.

          An "Offering Period" is a period of approximately three months commencing on or after the first day of each calendar quarter that is a Trading Day and terminating on or prior to the last day of each calendar quarter that is a Trading Day. A "Trading Day" is any day on which national stock exchanges and the Nasdaq National Market are open for trading.

          On the first Trading Day of each Offering Period, the Company will grant to each Participant an option to purchase shares of Common Stock of the Company. On the last Trading Day of the Offering Period, the Participant will be deemed to have exercised this option at the option price (as described below) to the extent of such Participant's accumulated payroll deduction, on the condition that the Participant remains eligible to participate in the Employee Stock Purchase Plan throughout the Offering Period. Furthermore, no Participant may be granted an option which permits the Participant to purchase shares of Common Stock under the Employee Stock Purchase Plan, together with all other employee stock purchase plans of the Company and any subsidiary corporations which qualify under Section 423 of the Code, in an amount which exceeds $25,000 based upon the fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. At the end of each Offering Period, any excess accumulation of payroll deductions which equals or exceeds the option price in such Offering Period will be promptly refunded to the Participant without interest. Under the terms of the Employee Stock Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Offering Period, or (ii) 85% of the fair market value of the Common Stock on the last business day of the Offering Period; provided, however, that the Plan Administration and Compensation Committee may designate a higher option price in an amount which is not more than the greater of (i) 100% of the fair market value of one share of Common Stock on the first business day of the Offering Period, or (ii) 100% of the fair market value of one share of Common Stock on the last business day of the Offering Period. The Company will accumulate and hold for the Participant's account the amounts deducted from such Participant's pay. No interest will be paid on these amounts.

          If a Participant is not a participant in the Employee Stock Purchase Plan on the last day of the Offering Period, the Participant generally is not entitled to exercise his option. A Participant's rights under the Employee Stock Purchase Plan generally terminate upon voluntary withdrawal from the Employee Stock Purchase Plan at any time, or when such Participant's ceases employment because of retirement, resignation, discharge (whether or not for cause), death, change of status or any other reason.

          A Participant's rights under the Employee Stock Purchase Plan are the Participant's alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to a Participant may be exercised during the Participant's lifetime and only by the Participant. A Participant may designate a beneficiary who is to receive either (i) shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of the death of the Participant subsequent to the exercise of an option but prior to the delivery of such shares or cash to the Participant, or (ii) cash from the Participant's account in the event of the death of the Participant prior to the exercise of an option. Participants who are deemed "insiders" for purposes of
Section 16 of the Exchange Act are required to retain any shares acquired upon the exercise of any options under the Employee Stock Purchase Plan for a six month period after the exercise thereof.

          All payroll deductions held by the Company may be used for any corporate purposes of the Company, and the Company will not be obligated to segregate such payroll deductions unless the Plan Administration and Compensation Committee, with respect to any Offering Period, specifically so provides.

          Individual payroll deduction accounts will be maintained for each Participant. Statements of payroll deduction account will be given to all Participants at least annually, within such time as the Plan Administration and Compensation Committee may reasonably determine, which statements will set forth the purchase price, the number of shares purchased and the remaining cash balance, if any, in such Participant's payroll deduction account.

          Shares will not be issued with respect to any option granted under the Employee Stock Purchase Plan unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto comply with all applicable provisions of law, domestic or foreign, and the requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

Federal Income Tax Consequences

          The following general rules are currently applicable for United States Federal income tax purposes to Participants who receive grants of options for Common Stock and purchase shares of Common Stock pursuant to the Employee Stock Purchase Plan:

          1. The amounts deducted from a Participant's pay under the Employee Stock Purchase Plan will be included in the Participant's compensation subject to Federal income tax. Subject to certain requirements no additional income will be recognized by the Participant either at the time the options are granted pursuant to the

Employee Stock Purchase Plan or at the time the Participant purchases shares of Common Stock pursuant to the Employee Stock Purchase Plan.

          2. If the Participant disposes of shares of Common Stock more than two years after the first business day of the Offering Period in which the Participant acquired the shares, then upon such disposition the Participant will recognize ordinary income in an amount equal to the lesser of:

              (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

              (b) the excess of the fair market value of the shares on the first business day of the Offering Period over the option price determined as if the option was exercised on the first business day of the Offering Period.

          In addition, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the Participant's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). If the Participant's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          3. If the Participant disposes of shares of Common Stock within two years after the first business day of the Offering Period in which the Participant acquired the shares, then upon disposition the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Offering Period over the amount the Participant paid for the shares.

          In addition, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the Participant's basis in the shares (i.e., the amount the Participant paid for the shares plus the amount, if any, taxed to the Participant as ordinary income). If the Participant's holding period for the shares is more than one year, such gain or loss will be a long-term capital gain or loss.

          4. If the two-year holding period is satisfied, the Company will not receive any deduction for Federal income tax purposes with respect to the options or the shares of Common Stock issued upon their exercise. If the two-year holding period is not satisfied, the Company generally will be entitled to a deduction in an amount equal to the amount which is considered ordinary income to the Participant, subject to general limitations on the deductibility of compensation.

          The approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and entitled to vote. The Employee Stock Purchase Plan is being submitted for stockholder approval in order to comply with the conditions of Rule 16b-3 as well as the requirements of Section 423 of the Internal Revenue Code.

          The Board of Directors unanimously recommends that the stockholders vote "FOR" approval of the Employee Stock Purchase Plan.

          CONFIRMATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Company has selected Ernst & Young LLP as independent public accountants to audit the books and accounts of the Company for the current fiscal year and recommends that the stockholders confirm such selection. Ernst & Young LLP served in that capacity with respect to the fiscal year ended March 31, 1998. In the event of a negative vote, the Board of Directors will reconsider its selection. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, to have the opportunity to make a statement and to respond to appropriate questions from stockholders.

          The Board of Directors unanimously recommends that the stockholders vote "FOR" the confirmation of Ernst & Young LLP as the Company's auditors and independent certified public accountants for the fiscal year ending March 31, 1999.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

          Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Proxy Statement and form(s) of proxy relating to such Annual Meeting no later than February 16, 1999. Stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Timely receipt of a stockholder's proposal will satisfy only one of several conditions established by applicable federal securities laws for inclusion in the Company's proxy materials.

                             DISCRETIONARY AUTHORITY

          It is not intended to bring before the Annual Meeting any matters except (i) the election of three Class II Directors, (ii) the amendment to the Company's charter increasing the number of authorized shares of Common Stock,
(iii) the amendment to the Company's charter increasing the number of authorized shares of Series Preferred Stock, (iv) the adoption of the Employee Stock Purchase Plan and (v) the confirmation of the appointment of Ernst & Young LLP as independent public accountants. Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                                             By Order of the Board of Directors



                                             Robert M. Doyle
                                             Secretary

June 30, 1998

                                                                       EXHIBIT A

                          COINMACH LAUNDRY CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN


          1.  Purpose.  The purpose of the Plan is to provide employees of the
              -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company at a fixed price through voluntary payroll deductions during the payroll deduction period. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.  Definitions.
              ------------

              (a)  "Board" shall mean the Board of Directors of the Company.

              (b) "Committee" shall mean the committee selected by the Board to administer the Plan, each member of which shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

              (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (d) "Common Stock" shall mean the Class A Common Stock of the Company, $0.01 par value per share.

              (e) "Company" shall mean Coinmach Laundry Corporation, a Delaware corporation.

              (f) "Compensation" shall mean the total cash remuneration (whether or not denominated in United States dollars) received by an Employee from the Company or a Subsidiary as salary, wages or other compensation.

              (g) "Designated Subsidiaries" shall mean Coinmach Corporation and the other Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

              (h) "Eligible Employee" shall have the meaning given to such term in Section 3(a).

              (i) "Employee" shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code. For purposes of this Plan, if an Employee is sick or on a leave of absence, such individual shall continue to be considered an Employee. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, such individual shall no longer be considered an Employee as of the 91st day of such leave.

              (j) "Enrollment Date" shall mean the first day of each Offering Period.

               (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (l) "Exercise Date" shall mean the last day of each Offering Period.

               (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                   (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the mean between the highest and lowest quoted selling prices for the Common Stock (or the mean of the lowest bid and highest asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

                   (2) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

                   (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

               (n) "Insider" shall mean any person who is considered an "insider" with respect to the Company under Section 16 of the Exchange Act.

               (o) "Offering Period" shall mean a period of approximately three months, commencing on the first Trading Day on or after the first day of each calendar quarter and terminating on the last Trading Day on or prior to the last day of each calendar quarter.

               (p) "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

               (q) "Participant" shall mean any Eligible Employee who authorizes payroll deductions in accordance with the provisions of Section 5.

               (r) "Plan" shall mean this Coinmach Laundry Corporation 1998 Employee Stock Purchase Plan.

               (s) "Purchase Price" shall mean an amount equal to the lesser of
(i) 85% of the Fair Market Value of one share of Common Stock on the Enrollment Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the Exercise Date; provided, however, that the Committee may designate a higher Purchase Price which is not more than the greater of (i) 100% of the Fair Market Value of one share of Common Stock on the Enrollment Date, or
(ii) 100% of the Fair Market Value of one share of Common Stock on the Exercise Date; provided further, however, that in no case shall the Purchase Price be less than the par value of the Common Stock.

               (t) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               (u) "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

               (v) "Trading Day" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

          3.   Eligibility.
               ------------

               (a) Except as otherwise provided in Sections 3(b) and 3(c) below, all Employees shall be eligible to participate in the Plan (each, an "Eligible Employee").

               (b) The Committee may, in its discretion, exclude the following Employees from eligibility to participate in the Plan: (i) any Employee who has been employed by the Company or its Designated Subsidiaries on the Enrollment Date of such offering for less than two full years, (ii) any Employee whose customary employment with the Company or Designated Subsidiary is twenty (20) hours or less per week, (iii) any Employee whose customary employment with the Company or Designated Subsidiary is for not more than five (5) months in any calendar year, and (iv) Highly Compensated Employees (as defined in Section 414(q) of the Code). Notwithstanding any other provision herein, no Employee whose participation in the Plan is prohibited by applicable law shall be eligible to participate in the Plan.

               (c) Notwithstanding any other provision herein, no Employee shall be eligible to participate in the Plan (i) if, immediately after the grant of any option under the Plan, such Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the
Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or
(ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

          4.   Offering Periods.  The Plan shall be implemented by consecutive
               ----------------
Offering Periods commencing ______________, 1998, or such later date as chosen by the Committee, and continuing thereafter until terminated in accordance with the provisions of Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   Participation.
          -------------

          (a) An Eligible Employee may become a Participant in the Plan as of any Enrollment Date by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's [HUMAN RESOURCES] office at least thirty (30) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless it is either superceded by a replacement subscription agreement as provided in Section 6(c)(i) hereof, or terminated as provided in Section 10 hereof.

          (b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

     6.   Payroll Deductions.
          -------------------

          (a) At the time an Eligible Employee files a subscription agreement for purposes of purchasing shares of Common Stock under the Plan, such Eligible Employee shall, with respect to each payroll period during an Offering Period, elect a percentage to be withheld from Compensation in an amount (expressed as a whole number percentage) not exceeding ten percent (10%) of the Compensation which such Eligible Employee receives on each payroll date during the Offering Period; provided, however, that in no event may any Participant have payroll
        --------  -------
deductions made for any Offering Period which would result in the aggregate amount of such deductions for the calendar year containing such Offering Period to exceed $15,000.

          (b) A payroll deduction account shall be maintained for each Participant. All payroll deductions made for a Participant shall be credited to such Participant's payroll deduction account under the Plan. A Participant may not make any additional payments into such account. The amounts in each Participant's payroll deduction account shall be held by the Company until such amounts are used for the purchase of shares of Common Stock pursuant to Section 8 herein.

          (c)

               (i) Subject to Section 6(c)(ii) hereof, a Participant may discontinue participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has commenced, a Participant may not increase or decrease the rate of payroll deductions for the existing Offering Period, but may, during the existing Offering Period, increase or decrease the rate of payroll deductions for the next succeeding Offering Period by completing or filing with the Company a replacement subscription agreement, at least fifteen (15) business days prior to the end of that Offering Period, authorizing a change in such Participant's payroll deduction rate.

               (ii) Notwithstanding Sections 6(c)(i) and 10 hereof, the Committee may require that any election by an Insider to make payroll deductions during an Offering Period, or to increase or decrease the rate of such payroll deductions, shall be made pursuant to an irrevocable election at least six months prior to the Exercise Date to which such election relates. For this purpose, the Committee may allow Insiders to make standing elections that will remain in effect for consecutive Offering Periods until revoked or changed by the Insider pursuant to a subsequent six-month advance irrevocable election.

          (d) Notwithstanding the foregoing, a Participant's payroll deductions may be decreased to 0% at any time, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(c) hereof. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period in the succeeding calendar year, unless terminated by the Participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

          7.   Grant of Option.  On the Enrollment Date of each Offering Period,
               ---------------
each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee's payroll deductions accumulated during such Offering Period and retained in the Participant's payroll deduction account as of the Exercise Date by the applicable Purchase Price; provided, however, that such purchase shall be
                           --------  -------
subject to the limitations set forth in Sections 3(c) and 12 hereof; provided,
                                                                     --------
further, however, that the Committee may, in its sole discretion, prior to any
-------  -------
Offering Period determine a maximum number of shares subject to an option granted hereunder for such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof, and the option for a particular Offering Period shall expire on the Exercise Date for such option.

          8.   Exercise of Option.  Unless a Participant withdraws from the Plan
               ------------------
as provided in Section 10 hereof, such Participant's option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(c), 7 and 12 hereof, the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in such Participant's payroll deduction account. Fractional shares may be purchased if so determined by the Committee in its sole discretion. If the purchase of fractional shares is not permitted by the Committee, any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's payroll deduction account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant's payroll deduction account after the Exercise Date shall be returned to the Participant. During the Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

          9.   Issuance; Delivery; Restriction.  The shares of Common Stock
               -------------------------------
purchased for a Participant on an Exercise Date shall be deemed to have been issued by the Company for all purposes as of such Exercise Date. Prior to such date, none of the rights and privileges of a stockholder of a Company shall exist with respect to such shares of Common Stock. Certificates representing shares of Common Stock acquired under the Plan shall be held by the Company and delivered to, or in accordance with the direction of Participants only upon (A) the expiration (or earlier termination at the discretion of the Committee) of the "Withholding Period" (as defined below), (B) the termination of the employment of such Participant by the Company or any Designated Subsidiary or
(C) the written request of a Participant to deliver share certificates in connection with an intended disposition or transfer of shares of Common Stock represented thereby. Promptly following the occurrence of either of the events described in clauses (A), (B) or (C) above, the Company shall issue and deliver, or cause its transfer agent to so issue and deliver, to or for the account of each acquiring Participant a certificate representing the shares of Common Stock acquired by such Participant during such Offering Period; provided, that the
                                                          --------
Company shall be permitted to condition its delivery of such certificates upon the agreement of such Participant to allow certain federal income tax withholdings as may be required to be made by the Company under applicable law. For purposes of this Section 9, the "Withholding Period" shall mean the period commencing on the Exercise Date and ending on the later to occur of (i) the second anniversary of the Enrollment Date with respect to such Exercise Date and
(ii) the first anniversary of the Exercise Date.

          10.  Withdrawal; Termination of Employment.
               --------------------------------------

               (a) Subject to any limitations on Insiders imposed by the Committee pursuant to Section 6(c)(ii) hereof, a Participant may withdraw all but not less than all the payroll deductions credited to such Participant's payroll deduction account and not yet used to exercise such Participant's option under the Plan at any time prior to the last business day of an Offering Period by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to such Participant's payroll deduction account will be paid to such Participant promptly after receipt of notice of withdrawal and such participant's rights or interest with regard to the option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. Unless a Participant terminates participation before the Exercise Date for an Offering Period, such Participant shall be conclusively deemed, as of the close of business on that date, to have exercised his option for the purchase of a number of shares of Common Stock equal to the lesser of
(i) the number of shares that can be purchased at the applicable Purchase Price by the accumulated payroll deductions in such Participant's payroll deduction account, or (ii) the maximum number of shares that may be purchased by such Participant on such Exercise Date, taking into account any applicable restriction thereon. If a Participant withdraws from the Plan during an Offering Period, such Participant may resume participation for a subsequent Offering Period by delivering to the Company a new subscription agreement at least fifteen (15) business days prior to the Enrollment Date for such Offering Period.

               (b) Upon a Participant's ceasing to be an Eligible Employee, for any reason, such Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 14 hereof, and such Participant's option will be automatically terminated.

               (c) A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company.

          11.  Interest.
               --------

          No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a Participant in the Plan.

          12.  Stock.
               -----

               (a) Shares offered may be authorized but unissued shares of Common Stock of the Company or previously issued shares acquired by the Company and held in its treasury.

               (b) The maximum number of shares of Common Stock which shall be offered under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               (c) No Participant will have an interest or voting right in shares covered by such Participant's option until such option has been exercised.

               (d) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and such Participant's spouse, at the Participant's election.

          13.  Administration.
               --------------

               (a) Administrative Body.  The Plan shall be administered by the
                   -------------------
Committee. Subject to the express provisions of the Plan and such instructions and limitations as the Board of Directors of the Company may establish from time to time, the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine eligibility, to fix the terms of each offering, to adjudicate all disputed claims filed under the Plan and to make all other determinations necessary to the administration of the Plan. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties. Members of the Committee shall not be permitted to participate in the Plan.

               (b) Rule 16b-3 Limitations.  Notwithstanding the provisions of
                   ----------------------
Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision, provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

          14.  Designation of Beneficiary.
               --------------------------

               (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's payroll deduction account under the Plan in the event of such Participant's death prior to exercise of the option.

               (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant.

          15.  Transferability.  Neither payroll deductions credited to a
               ---------------
Participant's payroll deduction account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
Section 10 hereof.

          16.  Use of Funds.  All payroll deductions held by the Company may be
               ------------
used for any corporate purposes of the Company and the Company shall not be obligated to segregate such payroll deductions unless the Committee specifically provides, with respect to any Offering Period, that payroll deductions shall be segregated from the general funds of the Company.

          17.  Reports.  Individual payroll deduction accounts will be
               -------
maintained for each Participant in the Plan. Statements of payroll deduction account will be given to all Participants at least annually, within such time as the Committee may reasonably determine, which statements will set forth the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in such Participant's payroll deduction account.

          18.  Adjustments Upon Changes in Capitalization.
               ------------------------------------------

              (a) Changes in Capitalization. Subject to any required action by
                  -------------------------
the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, distribution, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities
             --------  -------
of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise determined by the Committee, in the Committee's sole discretion.

          (c) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date such Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if
                                                     --------  -------
such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

          The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      19. Amendment or Termination.
          ------------------------

          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, however, that an Offering
                                             --------  -------
Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any

Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder's approval in such a manner and to such a degree as required. In furtherance of the foregoing, no amendment shall be made without stockholder approval which would (i) increase the total number of shares to be offered under the Plan pursuant to Section 12 (other than any increase due to changes in capitalization described in Section 18) or (ii) provide for participation in the Plan by individuals who are not employed by the Company or any Subsidiary.

               (b) Without stockholder consent and without regard to whether any Participant's rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee finds, in its sole discretion, advisable and consistent with the Plan.

          20.  Notices.  All notices or other communications by a Participant to
               -------
the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          21.  Conditions Upon Issuance of Shares.  Shares shall not be issued
               ----------------------------------
with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          22.  Term of Plan.  Subject to the approval of the stockholders of the
               ------------
Company at the Company's 1998 annual meeting of its stockholders, the Plan shall be effective as of a date determined by the Board on or after the Plan's adoption by the Board; provided, however, that to the extent that rights are
                       --------  -------
granted under the Plan prior to its approval by stockholders of the Company at the 1998 annual meeting, such grants shall be contingent upon approval of the Plan by the stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years after its adoption, unless sooner terminated under
Section 19 hereof.

          23.  Additional Restrictions of Rule 16b-3.  The terms and conditions
               -------------------------------------
of options granted hereunder to, and the purchase of shares by, Insiders shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subjected to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          24.  Liability and Indemnification of Committee.  No member or
               ------------------------------------------
authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company, acting in such capacity, or any Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the laws or regulations under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

          25.  No Right of Employment.  Nothing contained herein shall confer
               ----------------------
upon an Eligible Employee any right to be retained in the service of the Company or its Designated Subsidiaries, nor shall it interfere with the right of the Company or its Designated Subsidiaries to discharge or otherwise deal with an Eligible Employee without regard to the existence of this Plan.

          26.  Construction.  All section headings herein have been inserted for
               ------------
convenience of reference only and in no way modify, restrict, or affect the meaning or interpretation of any of the terms or provisions of this Plan. Whenever used herein, and to the extent appropriate, the masculine, feminine, or neuter gender shall include the plural and the plural shall include the singular.

          27.  No Strict Construction.  No rule of strict construction shall be
               ----------------------
applied against the Company, the Committee or any other person in the interpretation of any of the terms of this Plan, or any rule or procedure established by the Committee.

          28.  Choice of Law.  This Plan and all documents contemplated hereby,
               -------------
and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the internal laws of the State of Delaware.



                             *    *    *    *    *

                       EXHIBIT A - SUBSCRIPTION AGREEMENT

                    EXHIBIT B - FORM OF NOTICE OF WITHDRAWAL

                                              ==================================
COINMACH LAUNDRY                              COINMACH LAUNDRY CORPORATION
   CORPORATION                                1998 EMPLOYEE STOCK PURCHASE PLAN
                                              NOTICE OF WITHDRAWAL
                                              ==================================


     The undersigned participant in the Offering Period of the Coinmach Laundry Corporation 1998 Employee Stock Purchase Plan (the "Plan") which began on ____________, 1998 (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall thereafter be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement within the time period set forth in Section 10 of the Plan.


                    Name and Address of Participant:

                    __________________________________________________

                    __________________________________________________

                    __________________________________________________

                    Signature:  ________________________________________

                    Date:  ____________________________________________

                         COINMACH LAUNDRY CORPORATION

                             CLASS A COMMON STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS - July 28, 1998

        The undersigned hereby appoints Robert M. Doyle, with full power of substitution, proxy for and in the name of the undersigned, to vote all Class A Common Stock, par value $.01 per share, of Coinmach Laundry Corporation, a Delaware corporation (the "Corporation"), that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, on Tuesday, July 28, 1998 at 1:00 p.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, and upon any other business that may properly come before the meeting or any adjournment thereof; hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COINMACH LAUNDRY CORPORATION AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CHARTER INCREASING THE NUMBER OF SHARES OF CLASS A COMMON STOCK, "FOR" APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CHARTER INCREASING THE NUMBER OF SHARES OF SERIES PREFERRED STOCK, "FOR" APPROVAL OF THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                            COINMACH LAUNDRY CORPORATION
                                            P.O. BOX 11415
                                            NEW YORK, N.Y.  10203-0415

The Board of Directors of COINMACH LAUNDRY CORPORATION recommends a vote FOR Proposals 1,2,3,4 and 5


1. Election of Directors

      FOR both nominees  [_]   WITHHOLD AUTHORITY  [_]    FOR both nominees [_]
      listed below             to vote for both           except as noted
                               nominees listed below      below

Nominees: Dr. Arthur B. Laffer, Stephen G. Cerri and James N. Chapman.
INSTRUCTIONS: To withhold authority to vote for either nominee, mark the "FOR both nominees except as noted below" box and write that nominee's name in the space provided below.
Exception: _____________________________________

2. Approval of the amendment to the Corporation's Charter increasing the number of Shares of Class A Common Stock.

        FOR  [_]           AGAINST  [_]           ABSTAIN  [_]

3. Approval of the amendment to the Corporation's Charter increasing the number of Shares of Series Preferred Stock.

        FOR  [_]           AGAINST  [_]           ABSTAIN  [_]

4. Approval of the adoption of the 1998 Employee Stock Purchase Plan.

        FOR  [_]           AGAINST  [_]           ABSTAIN  [_]

5. Ratification of appointment of Ernst & Young LLP as the Corporation's independent auditors for the year ending March 31, 1999.

        FOR  [_]           AGAINST  [_]           ABSTAIN  [_]

In his discretion, the Proxy is authorized to vote and otherwise represent the shares upon such other business as may properly come before the meeting or any adjournment(s) or postponements(s) thereof.

[_]  Mark here if you plan to attend the meeting.

Change of Address and/or Comments Mark Here  [_]


NOTE: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If the proxy is submitted by a corporation or partnership it should be executed in the full corporation or partnership name by a duly authorized person.

Dated: _________________________, 1998

______________________________________
            Signature

______________________________________
            Signature

Votes must be indicated in black or blue ink. For each proposal, mark "X" in only one box.

(Please sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)